Exhibit 23.1
                                                                    ------------






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bentley Pharmaceuticals, Inc. on Form S-3 of our reports dated March 27, 1997 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Tampa, Florida
June 2, 1997